UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2010

RADISYS CORPORATION
(Exact name of registrant as specified in its charter)

Oregon	0-26844	93-0945232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5445 NE Dawson Creek Drive Hillsboro, Oregon	97124
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 615-1100

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2010, the Board of Directors of RadiSys Corporation, an Oregon corporation (the “Company”), upon the recommendation of the Nominating and Governance Committee, increased the size of the Board of Directors of the Company (the “Board”) to nine members and elected Mr. Niel Ransom to fill the vacancy effective as of August  26, 2010. His term will expire at the next annual meeting of the Company’s stockholders.

The Board appointed Mr. Ransom to serve as Chairman of the newly-formed Technology and Market Development Committee of the Board (the “T&MD Committee”). The Board has affirmatively determined that Mr. Ransom is “independent” under Nasdaq listing standards.

Mr. Ransom is a principal of Ransomshire Associates, Inc., an advisory firm he founded in 2005. He also serves as a board member of DesignArt Networks, a provider for LTE, WiMAX or HSPA RAN equipment; Cyan Optics, a provider of packet-optical transport platforms; Polatis, a provider of high performance optical switch solutions in optical communications; Kbro, a leading CATV operator in Taiwan, and MultiPhy, a provider of integrated circuits for high-speed optical communications. Previously, as worldwide CTO of Alcatel and member of its Executive Committee, he was responsible for research, corporate strategy, intellectual property and R&D investment. Prior to that, he directed Alcatel’s access and metro optical business in North America. Earlier in his career, he directed the Advanced Technology Systems Center at BellSouth and various development and applied research organizations in voice and data switching at Bell Laboratories. He holds a Ph.D. in electrical engineering from the University of Notre Dame, BSEE and MSEE degrees from Old Dominion University, and an MBA from the University of Chicago.

Mr. Ransom will receive the same compensation for service on the Board as that of the other non-employee directors of the Company.  Non-employee director compensation includes a retainer of $31,500  per year, pro-rated in the case of Mr. Ransom from the date of his election to the Board. Mr. Ransom is eligible to participate in the RadiSys Corporation Deferred Compensation Plan, which allows the members of the Company’s Board to defer up to 100% of compensation (including annual retainer and committee fees).  Upon his appointment as a director, Mr. Ransom will also receive options to acquire 7,000 shares of the Company’s common stock and 11,500 restricted stock units under the Company’s 2007 Stock Plan.  Mr. Ransom will also receive a retainer of $11,000 per year for his service as Chairman of the T&MD Committee with other non-employee members of the T&MD Committee receiving a retainer of $5,000 per year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADISYS CORPORATION

Date:	August 26, 2010	By:	/s/ Brian Bronson
Brian Bronson
Chief Financial Officer